
<ARTICLE>  5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
financial  statements  of IOS Capital,  Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>     0000922255
<NAME> IOS CAPITAL, INC.
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                                6-MOS
<FISCAL-YEAR-END>                                            SEP-30-2000
<PERIOD-END>                                                 MAR-31-2000
<CASH>                                                                      0
<SECURITIES>                                                                0
<RECEIVABLES>                                                       2,738,375<F1>
<ALLOWANCES>                                                                0
<INVENTORY>                                                                 0
<CURRENT-ASSETS>                                                            0
<PP&E>                                                                123,030<F2>
<DEPRECIATION>                                                         64,215<F2>
<TOTAL-ASSETS>                                                      2,881,764
<CURRENT-LIABILITIES>                                                       0
<BONDS>                                                             2,167,532
<PREFERRED-MANDATORY>                                                       0
<PREFERRED>                                                                 0
<COMMON>                                                                    0<F3>
<OTHER-SE>                                                            399,968
<TOTAL-LIABILITY-AND-EQUITY>                                        2,881,764
<SALES>                                                                     0
<TOTAL-REVENUES>                                                      174,827
<CGS>                                                                       0
<TOTAL-COSTS>                                                               0
<OTHER-EXPENSES>                                                       39,563
<LOSS-PROVISION>                                                            0
<INTEREST-EXPENSE>                                                     72,777
<INCOME-PRETAX>                                                        62,563
<INCOME-TAX>                                                           25,025
<INCOME-CONTINUING>                                                    37,538
<DISCONTINUED>                                                              0
<EXTRAORDINARY>                                                             0
<CHANGES>                                                                   0
<NET-INCOME>                                                           37,538
<EPS-BASIC>                                                                 0<F4>
<EPS-DILUTED>                                                               0<F4>

<F1>  Includes net investments in leases of $2,663,448  and other accounts receivable.
<F2>  Includes leased equipment of: cost - $105,373; accumulated depreciation - $55,955.
<F3>  Common stock, $.01 par value, 1,000 shares outstanding.  Since total is less than $1,000, zero is reported.
<F4>  Not required as the registrant is a wholly-owned subsidiary.

